UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 6, 2005

Entegris, Inc.(1)

(Exact name of registrant as specified in its charter)

Delaware	000-30789	41-1941551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Lyman Boulevard, Chaska, MN	55318
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 952-556-3131

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(1)	The registrant is the successor issuer, within the meaning of Rule 12g-3 under the Securities Exchange Act of 1934, to Entegris, Inc., a Minnesota corporation, pursuant to the reincorporation merger of Entegris Minnesota with and into the registrant. The registrant is a former wholly owned subsidiary of Entegris Minnesota.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As reported on Form 8-K dated August 6, 2005, effective August 6, 2005, and pursuant to the Agreement and Plan of Merger dated as of March 21, 2005 (the “Merger Agreement”) by and among Entegris, Inc., a Minnesota corporation (“Entegris Minnesota”), Mykrolis Corporation, a Delaware corporation (“Mykrolis”), and Eagle DE, Inc., a Delaware corporation and wholly owned subsidiary of Entegris Minnesota (“Entegris”), and pursuant to an Agreement and Plan of Merger dated as of March 21, 2005 (the “Reincorporation Merger Agreement”) by and between Entegris Minnesota and Entegris, Entegris Minnesota merged with and into Entegris (the “Reincorporation Merger”), and Mykrolis has merged with and into Entegris (the “Merger” and together with the Reincorporation Merger, the “Mergers”).

As part of the Reincorporation Merger, the name of Entegris became “Entegris, Inc.” and each share of Entegris Minnesota common stock outstanding immediately prior to the Reincorporation Merger was automatically converted into one share of common stock of Entegris. In addition, at the effective time of the Reincorporation Merger, each outstanding option to purchase shares of Entegris Minnesota common stock and each outstanding restricted stock unit for Entegris Minnesota common stock became an option or restricted stock unit, as the case may be, for the same number of shares of Entegris common stock.

In connection with the Merger, each share of Mykrolis common stock outstanding immediately prior to the Merger was converted into the right to receive 1.39 shares of Entegris common stock (representing, in the aggregate, approximately 60.8 million shares of Entegris common stock). In addition, at the effective time of the Merger, each outstanding option to purchase shares of Mykrolis common stock and each Mykrolis stock option plan was assumed by Entegris; each Mykrolis stock option now constitutes an option to acquire Entegris common stock, with appropriate adjustments in exercise prices and the number of shares subject to such option.

This Form 8-K/A amends the current report on Form 8-K dated August 6, 2005 to include Item 9 (a) - Financial Statements of Businesses Acquired and Item 9 (b) - Pro Forma Financial Information.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

The historical consolidated financial statements of Mykrolis, including Mykrolis’ consolidated balance sheets at December 31, 2004 and 2003, the consolidated statements of operations, shareholders’ equity and comprehensive income (loss) and cash flows for each of the three years in the period ended December 31, 2004 which are included in the Mykrolis 2004 Annual Report on Form 10-K are incorporated herein by reference.

The historical consolidated financial statements of Mykrolis, including Mykrolis’ consolidated balance sheet at April 2, 2005, the consolidated statements of operations, shareholders’ equity and comprehensive income (loss) and cash flows for the three months ended April 2, 2005 which are included in Mykrolis Quarterly Report on Form 10-Q for the period ended April 2, 2005 are incorporated herein by reference.

(b) Pro Forma Financial Information.

(1)	Unaudited Pro Forma Condensed Combined Balance Sheet at May 28, 2005

(2)	Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended August 28, 2004 and for the Nine Months Ended May 28, 2004

(3)	Notes to Unaudited Condensed Combined Pro Forma Financial Information

ENTEGRIS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On August 6, 2005, Entegris, Inc. (Entegris) completed its merger with Mykrolis Corporation (Mykrolis) and Entegris and Mykrolis combined operations. The following unaudited pro forma condensed combined financial statements are presented to illustrate the effects of the merger on the historical financial position and operating results of Entegris and Mykrolis after giving effect to the merger as a purchase of Mykrolis by Entegris using the purchase method of accounting, and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined consolidated financial statements.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or results of operations of Entegris that would have occurred had the merger been consummated as of the dates indicated. In addition, the pro forma condensed combined financial statements are not necessarily indicative of the future financial condition or operating results of Entegris or Entegris. The following unaudited pro forma condensed combined balance sheet as of May 28, 2005 is presented to give effect to the proposed merger as if it occurred on May 28, 2005 and, due to different fiscal period ends, combines the historical consolidated balance sheet for Entegris at May 28, 2005 and the historical consolidated balance sheet of Mykrolis at April 2, 2005.

The unaudited pro forma condensed combined consolidated statements of operations for the year ended August 28, 2004 and the nine months ended May 28, 2005 are presented as if the merger had taken place on August 31, 2003. Due to different fiscal period ends, the unaudited pro forma condensed combined consolidated statement of operations for the year ended August 28, 2004 combines the historical results of Entegris for the year ended August 28, 2004 and the historical results of Mykrolis for the twelve months ended June 30, 2004. The unaudited pro forma condensed combined consolidated statement of operations for the nine months ended May 28, 2005 combines the historical results of Entegris for the nine months ended May 28, 2005 and the historical results of Mykrolis for the nine months ended April 2, 2005.

The merger is accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations (“SFAS 141”). Under the purchase method of accounting, the total purchase price, calculated as described in Note 1 to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible and identifiable intangible assets of Mykrolis acquired in connection with the merger, based on their respective estimated fair values. Management has made a preliminary allocation of the estimated purchase price to the tangible and identifiable intangible assets acquired and liabilities assumed based on various preliminary estimates. A final determination of these fair values is expected to be completed as soon as possible, but no later than one year from acquisition date.

These unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values. Amounts preliminarily allocated to intangible assets with definite lives may change significantly, which could result in a material change in amortization of intangible assets. Therefore, the actual amounts recorded may differ materially from the information presented in these unaudited pro forma condensed combined consolidated financial statements.

Certain restructuring and integration charges may be recorded subsequent to the merger that, under purchase accounting, will not be treated as part of the purchase price. These costs, estimated to range between $20 million and $30 million (on a pre-tax basis), have not been reflected in the unaudited pro forma condensed combined statements of operations because they are not expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial statements do not reflect the expected realization of annual cost savings expected to result from, among other things, the reduction of overhead expenses, changes in corporate infrastructure, and the elimination of certain facilities. Although management expects that cost savings will result from the merger, there can be no assurance that these cost savings will be achieved. These unaudited pro forma condensed combined financial statements do not reflect the impact of any divestitures.

The unaudited pro forma operating data and balance sheet data set forth below is not necessarily indicative of the results that actually would have been achieved had the proposed merger been consummated on August 31, 2003 for the operating data and as of May 28, 2005 for the balance sheet data, or that may be achieved in the future.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MAY 28, 2005

(In thousands)

	Entegris	Mykrolis	Adjustment		Pro Forma
ASSETS
Current assets:
Cash	$72,226	$64,697			$136,923
Short-term investments and marketable securities	91,361	32,084			123,445
Accounts receivable, net	65,567	59,023	$(1,022	)(n)	123,568
Inventories	44,259	44,706	23,560	(k)	111,866
			(659	)(o)
Deferred income taxes	9,619	1,517	(1,517	)(d)	24,778
			15,159	(m)
Other current assets	3,158	4,637			7,795

Total current assets	286,190	206,664	35,521		528,375

Restricted cash and other investments	2,467	1,502			3,969
Property, plant & equipment, net	96,310	65,199	(8,192	)(l)	153,317
Deferred income taxes	—	5,050	(5,050	)(d)	—
Goodwill	70,788	35,598	(35,598	)(a)	402,801
			332,013	(h)
Other intangible assets, net	22,294	17,095	(17,095	)(b)	100,494
			78,200	(g)
Other assets	3,947	7,980			11,927

Total assets	$481,996	$339,088	$379,799		$1,200,883

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of capital leases and long-term debt	$1,905	$34			$1,939
Accounts payable	16,815	19,256	(1,022	)(n)	35,049
Accrued income taxes	5,627	14,054			19,681
Accrued expenses	33,470	20,188	7,389	(e)	68,795
			7,748	(f)

Total current liabilities	57,817	53,532	14,115		125,464

Long-term portion of capital lease and long-term debt	22,719				22,719
Deferred tax liabilities	11,070	—	5,788	(m)	16,858
Other liabilities	—	11,930			11,930
Minority interest	—	54			54

Shareholders’ equity:
Preferred stock	—	—			—
Common stock	740	420	(420	)(c)	1,348
			608	(i)
Additional paid-in capital	156,810	351,863	(351,863	)(c)	793,812
			603,595	(i)
			33,407	(j)
Retained earnings (deficit)	233,190	(66,327)	66,327	(c)	233,190
Deferred compensation expense	(2,948)	(6,837)	6,837	(c)	(7,090)
			(4,142	)(s)
Accumulated other comprehensive income (loss)	2,598	(5,547)	5,547	(c)	2,598

Total shareholders’ equity	390,390	273,572	359,896		1,023,858

Total liabilities and shareholders’ equity	$481,996	$339,088	$379,799		$1,200,883

See accompanying notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED AUGUST 28, 2004

(in thousands, except per share amounts)

	Entegris	Mykrolis	Adjustments		Pro Forma
Sales	$346,764	$246,562	$(5,200	)(r)	$588,126
Cost of goods sold	195,861	131,107	9,511	(p)	332,701
			(1,076	)(q)
			(5,075	)(r)
			304	(s)
			2,072	(t)
			(3	)(v)

Gross profit	150,903	115,455	(10,933)		255,425

Selling, general & administrative expenses	96,176	70,981	5,683	(p)	183,116
			(74	)(q)
			1,295	(s)
			10,231	(t)
			(1,176	)(v)
Engineering, research & development expenses	20,128	22,806	(21	)(q)	43,120
			648	(t)
			(441	)(v)
Other charges	—	266			266

Total operating expense	116,304	94,053	16,144		266,501

Operating income	34,599	21,402	(27,077)		28,924
Interest income, net	(283)	—			(283)
Other income, net	(1,035)	(1,305)			(2,340)

Income before income taxes and other items	35,917	22,707	(27,077)		31,547

Income tax expense	11,134	5,211	(7,445	)(u)	8,900
Equity in net loss of affiliate	13	—			13

Net income	$24,770	$17,496	$(19,632)		$22,634

Shares outstanding
Basic	72,957	40,683			129,506
Diluted	76,220	42,415			135,177

Earnings per share
Basic	$0.34	$0.71			$0.17
Diluted	$0.32	$0.68			$0.17

See accompanying notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED MAY 28, 2005

(in thousands, except per share amounts)

	Entegris	Mykrolis	Adjustments		Pro Forma
Sales	$262,753	$218,974	$(3,616	)(r)	$478,111
Cost of goods sold	155,721	116,268	6,341	(p)	274,286
			(717	)(q)
			(3,629	)(r)
			114	(s)
			419	(t)
			(231	)(v)

GROSS PROFIT	107,032	102,706	(5,913)		203,825

Selling, general & administrative expenses	72,289	58,881	3,589	(p)	136,761
			(49	)(q)
			486	(s)
			2,067	(t)
			(502	)(v)
Engineering, research & development expenses	14,037	19,952	(14	)(q)	33,021
			131	(t)
			(1,085	)(v)
Other charges (reversals)	—	(125)			(125)

Total operating expenses	86,326	78,708	4,622		169,656

Operating income	20,706	23,998	(10,535)		34,169
Interest income, net	(1,436)	—			(1,436)
Other expense (income), net	(1,511)	(2,861)			(4,372)

Income before income taxes and other items	23,653	26,859	(10,535)		39,977

Income tax expense	6,172	6,439	(60	)(u)	12,551
Equity in net loss of affiliate	158	—			158

Net income	$17,323	$20,420	$(10,475)		$27,268

Shares outstanding
Basic	73,371	41,844			131,534
Diluted	75,350	43,128			135,298

Earnings per share
Basic	$0.24	$0.49			$0.21
Diluted	$0.23	$0.47			$0.20

See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

1. Basis of Pro Forma Presentation

On August 6, 2005, Entegris acquired Mykrolis for a purchase price of $645.0 million, which includes the issuance of Entegris common stock valued at $604.2 million, assumed stock options with a fair value of $33.4 million and estimated direct transaction costs of Entegris of $7.4 million.

The merger has been accounted for as a purchase by Enteris under accounting principles generally accepted in the United States of America. The unaudited pro forma condensed combined financial statements assume the issuance in the merger of approximately 60.8 million shares of Entegris common stock valued at $604.2 million, based on an exchange ratio of 1.39 shares of Entegris common stock for each outstanding share of Mykrolis common stock as of March 21, 2005. The average market price per share of Entegris common stock of $9.94 is based on an average of the closing market price of Entegris common stock for the period beginning two trading days before and ending two trading days after the merger agreement was announced.

Under the terms of the merger agreement, each outstanding option to purchase Mykrolis common stock was assumed by Entegris and converted into an option to purchase Entegris common stock. Under the terms of the merger agreement, Entegris assumed Mykrolis stock options to purchase approximately 6.3 million shares of Mykrolis common stock (which were converted into options to acquire approximately 8.8 million shares of Entegris common stock), based on outstanding Mykrolis stock options as of August 6, 2005. The fair value of the outstanding options was determined using a Black-Scholes valuation model with the following assumptions: volatility of 60%; risk-free interest rates ranging from 4.0% to 4.3%; expected lives ranging from two years to four years; and a dividend yield of zero. All of Mykrolis’ outstanding options vested upon consummation of the merger, with the exception of options held by certain members of Mykrolis’ management.

Intercompany balances or transactions between Entegris and Mykrolis were eliminated. Certain reclassifications have been made to conform Mykrolis’ historical amounts to Entegris’ presentation. Entegris is currently reviewing accounting policies and financial statement classifications used by Mykrolis. As a result of this review, it may become necessary to make certain reclassifications to the combined company’s financial statements to conform to those accounting policies and classifications that are determined to be more appropriate and or consistent with Entegris’ practices according to accounting principles generally accepted in the United States of America.

The purchase price and the preliminary allocation of the purchase price are discussed below. Independent valuation specialists are currently conducting an independent valuation in order to assist management of Entegris in determining the fair values of a significant portion of Mykrolis’ assets. The work performed to date by the independent valuation specialists has been considered in management’s estimates of the fair values of the net tangible and intangible assets of Mykrolis reflected in these unaudited pro forma condensed combined financial statements. A final determination of these fair values is expected to be completed as soon as possible, but no later than one year from acquisition date.

The total preliminary estimated purchase price of the merger is as follows (in thousands):

Amount
Estimated fair value of Entegris common stock issued to Mykrolis stockholders	$604,203
Estimated fair value of assumed Mykrolis stock options	33,406
Estimated direct transaction fees and expenses of Entegris	7,389

Total preliminary estimated purchase price	$644,998

Under the purchase method of accounting, the total purchase price as shown in the table above is allocated to Mykrolis’ tangible and intangible assets and liabilities based on their estimated fair values as of the date of completion of the merger. The preliminary purchase price allocation as follows (in thousands):

	Amount	First year charges (credits)		Estimated useful life
Net tangible assets	$221,272	$(1,171	)(1)	n/a
		23,560	(2)	n/a
Current deferred tax assets	15,159
Identifiable intangible assets
Developed technology	40,900	9,512		3-6 years
Trademarks and trade names	9,000	2,301		3-8 years
Customer relationships and backlog	28,300	3,383		9 years
Goodwill	332,013			n/a
Non-current deferred tax liability	(5,788)			n/a
Deferred stock-based compensation expense	4,142	1,295
In-process research and development	—			n/a

Total preliminary estimated purchase price allocation	$644,998

(1)	Relates to the net decrease in depreciation expense resulting from the adjustment to fair value of the fixed assets.
(2)	Reflects an increase in cost of goods sold of $23.8 million related to the revaluation of certain inventory to fair value. This charge is non-recurring and as such is not reflected in the unaudited pro forma condensed combined statements of operations.

A preliminary estimate of $221.3 million has been allocated to net tangible assets acquired and $78.2 million has been allocated to amortizable identifiable intangible assets acquired. The depreciation and amortization related to the fair value adjustment to net tangible assets and the amortization related to the identifiable intangible assets are reflected as pro forma adjustments to the unaudited pro forma condensed combined statements of operations.

Identifiable intangible assets. Of the total estimated purchase price, $78.2 million has been allocated to developed technology, trademarks and trade names, customer relationships and backlog. This adjustment is preliminary and is based on Entegris management’s estimates. The amount ultimately allocated to identifiable intangible assets may differ materially from this preliminary allocation.

Identification and allocation of value to the identified intangible assets was based on the provisions of SFAS 141. The fair value of the identified intangible assets was estimated by performing a discounted cash flow analysis using the “income” approach. This method includes a forecast of direct revenues and costs associated with the respective intangible assets and charges for economic returns on tangible and intangible assets utilized in cash flow generation. Net cash flows attributable to the identified intangible assets are discounted to their present value at a rate commensurate with the perceived risk. The projected cash flow assumptions considered contractual relationships, customer attrition, eventual development of new technologies and market competition.

Amounts allocated to the identifiable intangible assets are expected to be amortized over a life of four to nine years. The estimates of expected useful lives are based on guidance from SFAS No. 141 and take into consideration the effects of competition, product lives and possible obsolescence. The useful lives of developed technology, and trademarks and trade names are based on the number of years in which net cash flows have been projected. The useful lives of customer relationships was estimated based upon Mykrolis’ established and long-standing customer relationships with its major customers and the number of years in which net cash flows have been projected.

Assumptions used in forecasting cash flows for each of the identified intangible assets included consideration of the following:

•	Mykrolis historical operating margins

•	Mykrolis market share and growth

•	Trends in technology

•	The nature and expected timing of new product introductions by Mykrolis and its competitors.

Goodwill. Of the total estimated purchase price, approximately $332.0 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and intangible assets. In accordance with SFAS No. 142, goodwill resulting from business combinations will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event the management of the combined company determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

Net deferred tax liability. The deferred tax liability reflects the estimated tax effect of deferred tax liabilities associated with purchase accounting that were not offset by preexisting deferred tax assets. Such deferred tax liabilities are associated with intangible assets with indefinite lives. This determination is preliminary and subject to change based upon management’s final valuation of the fair values of identifiable intangible assets acquired.

In-process research and development. Of the total estimated purchase price, no amount was allocated to in-process research and development. Accordingly, no amount will be charged to expense in connection with in-process research and development in the period during which the merger is completed.

Deferred stock-based compensation. This represents the estimated intrinsic value of the unvested Mykrolis stock options assumed and unvested restricted stock. This balance will be amortized over the remaining vesting period of the stock options and restricted stock.

2. Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the estimated purchase price, to reflect amounts related to Mykrolis’ net tangible and intangible assets at an amount equal to the preliminary estimate of their fair values, to reflect the amortization expense related to the estimated amortizable intangible assets, to reflect changes in depreciation and amortization expense resulting from the estimated fair value adjustments to net tangible assets, and to eliminate intercompany balances and transactions between Entegris and Mykrolis.

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(a)	To eliminate Mykrolis’ historical goodwill
(b)	To eliminate Mykrolis’ historical intangible assets
(c)	To eliminate Mykrolis’ equity accounts
(d)	To eliminate historical deferred tax assets
(e)	To record Entegris’ estimated direct costs of the transaction
(f)	To record Mykrolis’ estimated direct costs of the transaction
(g)	To record the fair value of Mykrolis’ identifiable intangible assets
(h)	To record goodwill
(i)	To record the fair value of Entegris shares exchanged in the transaction
(j)	To record the fair value of Mykrolis stock options assumed
(k)	To adjust Mykrolis’ inventory to fair value. This adjustment will result in an increase in cost of products upon the sale of the related inventory. This increase in costs is non-recurring and accordingly is not reflected in the pro forma condensed combined statements of operations
(l)	To adjust Mykrolis’ property, plant and equipment to fair value
(m)	To record the deferred tax assets and liabilities associated with the difference in the basis of certain assets and liabilities between book and tax
(n)	To eliminate intercompany receivables and payables
(o)	To eliminate intercompany profit in Mykrolis’ inventory
(p)	To record amortization of intangible assets
(q)	To record depreciation expense of fixed assets as a result of adjustment to fair value
(r)	To eliminate intercompany sales, related cost of goods sold and change in intercompany profit held in inventory
(s)	To record amortization of deferred stock-based compensation expense

(t)	To record compensation expense associated with issuance of restricted stock
(u)	To record income tax expense (benefit) associated with other pro forma adjustments
(v)	To eliminate Mykrolis’ historical amortization expense

3. Deferred Stock-Based Compensation.

At the effective time of the merger, each outstanding option to purchase shares of Mykrolis common stock was assumed by Entegris and each Mykrolis stock option became an option to acquire Entegris common stock with appropriate adjustment in exercise price and number of shares. In addition, there were shares of unvested restricted Mykrolis common stock outstanding at the date of the merger. The intrinsic value of the unvested Mykrolis stock options assumed and unvested restricted Mykrolis common stock represents deferred stock-based compensation of $4.1 million and is included in the allocation of purchase price. This value was calculated using the quoted closing market price of Entegris as of August 3, 2005. The deferred compensation associated with the unvested Mykrolis assumed stock options and restricted stock will be amortized over the remaining vesting period of the stock options and restricted stock.

Also, in connection with the closing of the merger, Entegris issued 1.5 million shares of restricted common stock to certain officers and managers of Entegris (including former officers of Mykrolis who became officers and managers of Entegris) valued at an estimated $17.6 million. The estimated intrinsic value of such stock was calculated using the quoted closing market price of Entegris as of August 10, 2005, the date on which such share issuances were approved by the board of directors. The deferred compensation associated with the newly issued restricted stock will be amortized over the vesting period of the restricted stock.

4. Pro Forma Earnings Per Share

Pro forma basic earnings per share is based on the number of shares of Entegris common stock used in computing basic earnings per share and the weighted average number of shares of Mykrolis common stock outstanding multiplied by the exchange ratio of 1.39.

Pro forma diluted earnings per share is based on the number of shares of Entegris common stock used in computing diluted net income per share plus the weighted average number of shares of Mykrolis common stock outstanding multiplied by the exchange ratio of 1.39 and the potential dilution from assumed dilutive stock options (using the treasury stock method).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entegris, Inc.

Date: October 20, 2005	/s/ John D. Villas
John D. Villas Chief Financial Officer